Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, without par value	457(f)(1)	335,487,636(2)	N/A	$295,350,000.00(3)	$110.20 per $1,000,000	$32,547.57	—	—	—	—
Fees to Be Paid	Equity	Common shares, without par value	457(f)(2)	83,871,907(4)	N/A	$250.00(5)	$110.20 per $1,000,000	$0.03	—	—	—	—
Fees to Be Paid	Equity	Common share purchase warrants	457(g)	15,666,667(6)	N/A	N/A	N/A	N/A(7)	—	—	—	—
Fees to Be Paid	Equity	Common shares, without par value	457(g)	175,199,102(8)	$1.02(9)	$178,703,084.04(9)	$110.20 per $1,000,000	$19,693.08	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—	—	—	—	—	—
	Total Offering Amounts					$474,503,334.04		$52,240.68
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$52,240.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Represents the maximum number of common shares, without par value (“NioCorp Common Shares”), of NioCorp Developments Ltd. (“NioCorp”) issuable by NioCorp to holders of Class A common stock, par value $0.0001 per share (“GX Class A Shares”) of GX Acquisition Corp. II (“GX”) in connection with the business combination transactions (the “Transactions”) described in the accompanying registration statement (the “Registration Statement”). The 335,487,636 NioCorp Common Shares being registered is based upon the product of (A) 30,000,000 GX Class A Shares outstanding multiplied by (B) 11.1829212, the exchange ratio for the Transactions.

(3)	Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of GX Class A Shares as reported on the Nasdaq Capital Market on November 3, 2022 ($9.845 per share), multiplied by 30,000,000, the estimated maximum number of GX Class A Shares that will be exchanged in the Transactions.

(4)	Represents the maximum number of NioCorp Common Shares issuable by NioCorp to holders of Class B common stock, par value $0.0001 per share (“GX Founder Shares”) of GX in connection with the Transactions. The 83,871,907 NioCorp Common Shares being registered is based upon the product of (A) 7,500,000 GX Founder Shares outstanding multiplied by (B) 11.1829212, the exchange ratio for the Transactions.

(5)	Estimated solely for purpose of calculating the registration fee and calculated pursuant to Rule 457(f)(2) of the Securities Act. No market exists for the GX Founder Shares and GX has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value ($0.0001 per share) of the 7,500,000 GX Founder Shares that will be exchanged in the Transactions.

(6)	Represents the maximum number of warrants of GX to be assumed by NioCorp in connection with the Transactions and converted into warrants to acquire NioCorp Common Shares (“NioCorp Assumed Warrants”). The 15,666,667 NioCorp Assumed Warrants being registered is based upon the 15,666,667 GX Warrants (as defined in the Registration Statement) outstanding. Each GX Warrant is exercisable for one GX Class A Share. The number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of GX Class A Shares subject to the GX Warrant multiplied by 11.1829212, the exchange ratio for the Transactions.

(7)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(8)	Represents the maximum number of NioCorp Common Shares issuable by NioCorp upon exercise of the NioCorp Assumed Warrants. The 175,199,102 NioCorp Common Shares being registered is based upon the product of (A) 15,666,667 NioCorp Assumed Warrants multiplied by (B) 11.1829212, the exchange ratio for the Transactions and the number of NioCorp Common Shares underlying each NioCorp Assumed Warrant, rounded down to the nearest whole share.

(9)	Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the NioCorp Common Shares underlying the NioCorp Assumed Warrants is calculated based upon the proposed maximum offering price per share of $1.02, which represents the $11.50 per share exercise price for the GX Warrants divided by 11.1829212, the exchange ratio for the Transactions, rounded down to the nearest whole cent.